EXHIBIT 1


                           BIG INTERACTIVE GROUP, LLC
                      A Delaware Limited Liability Company

                                 PROMISSORY NOTE


$_______                                                          March 20, 2003

     FOR VALUE RECEIVED, BIG INTERACTIVE GROUP, LLC, a Delaware limited liability company (the "Company"), with its principal offices at 324 North Diamond Bar Boulevard, Diamond Bar, California 91765, promises to pay to the order of _______________________, or his assigns (the "Holder"), the principal amount of ________, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, together with simple interest accrued from the date hereof at the rate of 6% percent per annum; provided, however, subject to conditions set forth in Section 4.2 herein, if this Note is paid in full with six months from the date hereof, the principal amount due under this Note shall be reduced by 10%. Payments of principal and interest are to be made at the address of the Holder designated above or at such other place as the Holder shall have notified the Company in writing at least five days before such payment is due.

     Interest shall be computed on the basis of a 360-day year. Interest shall be due and payable in 12 equal monthly installments of $_______ with the first payment due on April 20, 2003 and the final payment due on March 20, 2004 (the "Maturity Date"). The entire principal amount of $______________ shall be due and payable on the Maturity Date.

     The payment of principal and interest under this Note shall be personally guaranteed Carl Harris, an individual residing at 324 North Diamond Bar
Boulevard, Diamond Bar, California 91765. A copy of the guaranty is annexed hereto as Exhibit A.
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     1.   Events of  Default. (a) Upon the  occurrence  of any of the  following
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events (herein called "Events of Default"):

          (i) The Company shall fail to pay the principal of or interest on this Note when due hereunder (subject to a ten-day grace period);

          (ii) (A) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (B) the Company shall admit the material allegations of any petition or pleading in connection with any such bankruptcy proceeding; or (C) the Company shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for

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all or a  substantial  part of its  property;  or (D) the  Company  shall make a general assignment for the benefit of creditors;

          (iii) (A) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for 30 days uncontested, undismissed, unbonded or undischarged; or (B) the appointment of a receiver, conservator, trustee or similar officer for the Company for any of its property and the continuance of any of such events for 30 days uncontested, undismissed, unbonded or undischarged; or (C) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for 30 days uncontested, undismissed, unbonded and undischarged;

          (iv) The Company shall fail to comply with any of its material obligations under this Note; or

          (v) Any judgment or judgments against the Company or any attachment, levy or execution against any of its properties for any amount in excess of $50,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of 30 days or more after its entry, issue or levy, as the case may be;

then, and in any such event, the Holder shall, at its option upon written notice to the Company, declare the entire principal amount of this Note then outstanding together with accrued unpaid interest thereon immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or further notice of any kind, all of which are expressly waived. If the Note is not paid in full upon acceleration, as required above, interest shall accrue on the outstanding principal of and interest on this Note from the date of the Event of Default up to and including the date of payment at a rate equal to the lesser of 10% percent per annum or the maximum interest rate permitted by applicable law.

          (b)    Non-Waiver and Other Remedies. No course of dealing or delay on
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the part of the  Holder of this Note in  exercising  any right  hereunder  shall operate as a waiver or otherwise prejudice the right of the Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

          (c)    Collection Costs; Attorneys' Fees. If  any legal  proceeding is
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brought for the  enforcement of this Note, and a final judgment in rendered by a court of competent jurisdiction in connection therewith, the successful or prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and other expenses and costs incurred in connection with such proceeding.

     2.   Obligation  to  Pay  Principal and Interest. No provision of this Note
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shall alter or impair the  obligation  of the  Company,  which is  absolute  and

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unconditional,  to pay the  principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

     3.   Covenants. The  Company  covenants and agrees that, while this Note is
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outstanding it shall:

          3.1. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

          3.2. Use commercially reasonable efforts to preserve its existence and continue to engage in the business of the same general type as conducted as of the date hereof; and

          3.3. Comply in all material respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements (the "Requirement(s)") of all governmental bodies, departments, commissions, boards, courts, authorities, officials, or officers, which are applicable to the Company or its business; except wherein the failure to comply would not have a material adverse effect on the Company or its business; provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

     4.   Repayment.
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          4.1.   Consolidation or Merger; Sale of Assets or  Shares.  This  Note
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shall  be  paid  in  full,  without  premium,  in  the  event  (a)  the  Company consolidates or merges with another entity, unless (i) the Company shall be the surviving entity in such consolidation or merger or (ii) the other entity controls, is under common control with or is controlled by the Company immediately prior to the consolidation or merger whether or not the Company shall be the surviving entity in such consolidation or merger, in which event this Note shall remain outstanding as an obligation of the consolidated or surviving entity, or (b) the Company consummates a sale of all or substantially all of its assets.

          4.2.   Voluntary  Repayment. This Note may be prepaid or called by the
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Company at any time in whole or in part at any time without  penalty or premium, but with at least five days notice to the Holder. Interest shall accrue to and include the date on which prepayment is made. In the event all of the promissory notes issued by the Company and 2Ksounds Corporation ("2Ksounds") pursuant to the transactions contemplated by that certain Subscription Agreement by and among 2Ksounds and the Company of even date herewith and all of the promissory notes issued by the Company pursuant to the transactions contemplated by that certain Common Stock Purchase Agreement by and among the Company, Bruce Gladstone and Michael Blakey of even date herewith (collectively, the "Notes") are repaid within six months of the Closing Date, the principal amount of $__________ due under this Note shall be reduced by 10%.

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     5.   Required Consent. Neither of the parties hereto may modify any of  the
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terms of this Note without the prior written consent of the other party.

     6.   Lost  Documents. Upon  receipt by the Company of evidence satisfactory
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to it of the loss,  theft,  destruction  or  mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

     7.   Miscellaneous.
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          7.1    Assignment.  The  Company  and  the  Holder  hereby  agree  and
                 ----------
acknowledge that the Holder, by the execution and delivery of Note Assignment Form attached hereto as Exhibit B, may assign and transfer the rights and obligations under this Note without the consent of the Company, and that upon any such assignment, the Company shall make all payments of principal and interest due under this Note directly to the Holder's assignee.

          7.2    Benefit.  This  Note  shall  be  binding  upon and inure to the
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benefit of the parties  hereto and their legal  representatives,  successors and assigns.

          7.3    Notices and Addresses. All notices, offers, acceptances and any
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other acts under this Note (except  payment)  shall be in writing,  and shall be sufficiently given if delivered to the addressee in person, by Federal Express or similar receipted delivery, or, if mailed, postage prepaid, by certified mail, return receipt requested to the addresses listed on page 1 of this Note or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or five business days after mailing.

          7.4    Governing Law. This Note  and  any  dispute,  disagreement,  or
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issue of construction or  interpretation  arising  hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed and interpreted according to the law of the State of California, without regard to its principles of conflicts of law.

          7.5    Jurisdiction  and  Venue.  The  Company and the Holder each (i)
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agree that any legal suit,  action or  proceeding  arising out of or relating to this Note shall be instituted exclusively in the California State Superior Court, County of Los Angeles or in the United States District Court for the Central District of California, (ii) waive any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consent to the jurisdiction of the California State Superior Court, County of Los Angeles, and the United States District Court for the Central District of California in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in California State Superior Court, County of Los Angeles, or in the United States District Court for the Central District of California and agrees that service of process upon it mailed by certified mail to its address shall be

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deemed in every respect  effective  service of process upon it in any such suit, action or proceeding.

          7.6    Section Headings. Section headings herein  have  been  inserted
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for reference only and shall not be deemed to limit or otherwise  affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

          7.7    Survival of Representations,  Warranties  and  Agreements.  The
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representations, warranties and agreements contained herein shall survive the delivery of this Note.

     IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                                   BIG INTERACTIVE GROUP, LLC



                                                   By:
                                                      --------------------------
                                                        Carl Harris
                                                        Managing Member




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